SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2012

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 2, 2012, Derma Sciences, Inc. (the “Company”) received a letter from Raging Capital Fund, LP (“Raging Capital”), a significant stockholder of the Company, requesting the nomination of two individuals for election at the Company’s 2012 annual meeting of stockholders.  Raging Capital filed, with the Securities and Exchange Commission, a Schedule 13D/A on March 2, 2012 with respect to the delivery of this letter and the requested nominations. Subsequently, management and certain members of the Board of Directors of the Company met with representatives from Raging Capital and the nominees to discuss the letter.  As a result of such meeting, the parties agreed to the nominations and actions as set forth in the letter attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibit is included with this report:

Exhibit No.	Description

99.1	Letter, dated March 13, 2012, from the Company to Raging Capital Fund, LP

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  March 16, 2012

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Letter, dated March 13, 2012, from the Company to Raging Capital Fund, LP